Exhibit 10.31

English Summary

Amendment to Construction Contract

This Amendment is entered into by and between Daqo New Material Company Limited as the owner (hereinafter the “Owner”) and China Tianchen Chemical Engineering Co., Ltd. as the general contractor (hereinafter the “Contractor”) on July 10, 2007 for the purpose of amending the Construction Contract dated June 27, 2007 (hereinafter the “Original Contract”). The parties hereby agree as follows:

An equipment fee of RMB199,713,800 shall be deducted from the total contract price of the Original Contract. The contract price after deduction shall be RMB695,286,200.

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